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                                                                    Exhibit 99.1


                              [HOLMES GROUP LOGO]

NEWS RELEASE                           For Immediate Release:
                                       Milford, Massachusetts - January 11, 2002


Pollenex(R) division sold to Conair Corp

The Holmes Group today announced its plan to sell its Pollenex(R) division to Conair Corp. Conair will take ownership of the Pollenex(R) brand, as well as the showerhead and personal massage product lines. The Holmes Group will maintain ownership of the air-related products and will transition the Pollenex(R) trademark off these items.

The Holmes Group, a fully integrated consumer products company, headquartered in Milford, MA, with offices and manufacturing facilities worldwide, is a leading manufacturer of consumer products for Home Environment, Kitchen and Lighting. With well-known brands such as: Bionaire(R); Crock-Pot(R) Slow Cooker; FamilyCare(R); Holmes(R); MASTERGLOW(R); Patton(R); Rival(R); and White Mountain(R); The Holmes Group continuously develops, manufactures and distributes innovative, high quality products to meet consumer demands.

The Conair Corporation is a worldwide producer of trend-making products in the personal care, fitness, cooking, communications, and oral care lines.

Conair has expanded its landmark personal care business to include dryers, setters, curling irons, trimmers, groomers, Body Benefits(R) spa baths and massagers and Interplak dental care appliances.

Entering other categories, Conair brands include Cuisinart(R), Waring(R), Southwestern Bell Freedom Phone(R) and Conairphones. Its professional ConairPro(TM) division now includes Rusk, BaByliss(R), Forfex(R), and Jilbere de Paris(TM) product lines.